Exhibit 10.1

AGREEMENT

THIS AGREEMENT (this “Agreement”) made as of this 6th day of June 2011 by and among:

SILICON VALLEY BANK, a California corporation and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466, as a lender (in such capacity, “SVB”), and as Agent (in such capacity, the “Agent”);

SVB FINANCIAL GROUP, a Delaware corporation with an office at 3003 Tasman Drive, Santa Clara, California 95054, in its capacity as holder of a certain stock purchase warrant (in such capacity, “SVBFG”) solely for purposes of Section 9 hereof;

GOLD HILL VENTURE LENDING 03, L.P., (“Gold Hill”, and together with SVB, collectively, the “Lenders”), a Delaware limited partnership with an office at Two Newton Executive Park, Suite 203, 2227 Washington Street, Newton, Massachusetts 02462;

VRINGO, INC., (the “Borrower”) a Delaware corporation with its chief executive office located at E. 16th St., 7th Floor, New York, New York 10003; and

VRINGO (ISRAEL) LTD. (the “Guarantor”, and jointly, severally, and collectively with the Borrower, the “Obligors”) an Israeli corporation with a mailing address of c/o Vringo, Inc., E. 16th St., 7th Floor, New York, New York 10003.

Background

Reference is made to those certain loan arrangements entered into by and among the Borrower, the Agent and the Lenders evidenced by, among other things, the documents, instruments, and agreements set forth on the attached Schedule 1 (collectively, together with all other documents, instruments, and agreements executed in connection therewith or related thereto, the “Loan Documents”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given in the Loan Agreement (as defined on Schedule 1).

The Obligors have requested that the Lenders and the Agent accept less than the full amount owed under the Loan Documents in satisfaction of all Obligations (as defined below), and the Lenders and the Agent have agreed to do so, but only upon the terms and conditions expressly set forth herein.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and among the Obligors, the Lenders and the Agent as follows:

Acknowledgment of Indebtedness

1.	Each of the Obligors hereby acknowledges and agrees that, in accordance with the terms and conditions of the Loan Documents, it is liable to the Lenders and the Agent as follows:

(a)	Owed to SVB under the Term Loan as of June 3, 2011:

Principal	$822,163.43
Interest	$433.92
Total	$822,597.35

(b)	Owed to Gold Hill under the Term Loan as of June 3, 2011:

Principal	$1,918,381.18
Interest	$1,012.48
Total	$1,919,393.66

(c)	For all interest accruing upon the principal balance of the Term Loan from and after June 3, 2011, and for all fees, Prepayment Fees, the Final Payment, costs, expenses, and costs of collection (including reasonable attorneys’ fees and expenses) heretofore or hereafter accruing or incurred by the Lenders and/or the Agent in connection with the Loan Documents, including, without limitation, all reasonable attorney’s fees and expenses incurred in connection with the negotiation and preparation of this Agreement, the Pledge Agreement (as defined herein), and all documents, instruments, and agreements incidental hereto.

Hereinafter all amounts set forth in this Section 1, and all other amounts payable under this Agreement, the Pledge Agreement, and the other Loan Documents shall be referred to collectively as the “Obligations”.

Waiver of Claims

2.	Each of the Obligors hereby acknowledges and agrees that it has no offsets, defenses, causes of action, suits, damages, claims, or counterclaims against the Lenders, the Agent, or the Lenders’ or the Agent’s respective officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns (collectively, the “Lender Released Parties”) with respect to the Obligations, the Loan Documents, the Collateral, any contracts, promises, commitments or other agreements to provide, to arrange for, or to obtain loans or other financial accommodations to or for the Obligors, or otherwise, and that if the Obligors now has, or ever did have, any offsets, defenses, causes of action, suits, damages, claims, or counterclaims against one or more of the Lender Released Parties, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and the Obligors hereby RELEASE the Lender Released Parties from any liability therefor.

Ratification of Loan Documents; Cross-Collateralization;

Cross-Default; Further Assurances

3.	Each of the Obligors:

(a)	Hereby ratifies, confirms, and reaffirms all and singular the terms and conditions of the Loan Documents. Each of the Obligors further acknowledges and agrees that except as specifically modified in this Agreement, all terms and conditions of those documents, instruments, and agreements shall remain in full force and effect;

(b)	Acknowledges and agrees that this Agreement, the Pledge Agreement, and any documents, instruments, or agreements executed in connection therewith, and any future modification, amendment, restatement, renewal and/or substitution thereof shall constitute a Loan Document, and any amounts due under, or in connection with the Loan Documents shall constitute “Obligations”;

(c)	Hereby ratifies, confirms, and reaffirms that (i) the obligations secured by the Loan Documents include, without limitation, the Obligations, and any future modifications, amendments, substitutions or renewals thereof, (ii) all collateral, including without limitation, the Intellectual Property Collateral, whether now existing or hereafter acquired, granted to the Agent and/or the Lenders pursuant to the Loan Documents, or otherwise shall secure all of the Obligations until full and final payment of the Obligations or the satisfaction of the Obligations in accordance with the express terms of this Agreement, and (iii) any breach, default or Event of Default under any Loan Document shall constitute a default or Event of Default under each of the other Loan Documents (without regard to any grace or cure periods), it being the express intent of the Obligors that all of the Obligations be fully cross-collateralized and cross-defaulted; and

(d)	Shall, from and after the execution of this Agreement, execute and deliver to the Lenders and the Agent whatever additional documents, instruments, and agreements that the Lenders and/or the Agent may reasonably require in order to correct any document deficiencies, or to vest or perfect the Loan Documents and the collateral granted therein or herein more securely in the Agent and the Lenders and/or to otherwise give effect to the terms and conditions of this Agreement, and hereby authorizes the Agent and the Lenders to file any financing statements (including financing statements with a generic description of the collateral such as “all assets”), and take any other normal and customary steps, that the Agent and the Lenders deem necessary to perfect or evidence the Agent’s and the Lenders’ security interests and liens in any such collateral. This Agreement constitutes an authenticated record.

Conditions Precedent

4.	The Lenders’ and the Agent’s agreements contemplated herein shall not be effective unless and until each of the following conditions precedent have been fulfilled, all as determined by the Agent and the Lenders in their sole and exclusive discretion:

(a)	The Lenders shall have received a payment of $331,339.40 in good and collected funds for application in reduction of the principal amount of the Obligations;

(b)	The Agent and the Lenders shall have received payment in good and collected funds for all Lenders’ Expenses (including estimated attorney’s fees and expenses) incurred by the Agent and the Lenders through the date hereof;

(c)	The Borrower shall have opened a new deposit account with the Agent (the “Reserve Account”) and shall have deposited into the Reserve Account, in good and collected funds, at least $1,050,873.44 to be held by the Agent for the ratable benefit of the Lenders as cash collateral for the Obligations;

(d)	The Borrower shall have issued stock share certificates to the Lenders in accordance with Section 9 herein;

(e)	The Agent and the Lenders shall have received an executed Pledge and Security Agreement, in the form attached hereto as Exhibit “A” (the “Pledge Agreement”), executed by the Borrower pledging the Reserve Account to the Agent for the ratable benefit of the Lenders to secure the Obligations;

(f)	All action on the part of the Obligors necessary for the valid execution, delivery and performance by the Obligors of this Agreement, and the Pledge Agreement shall have been duly and effectively taken and evidence thereof satisfactory to the Agent and the Lenders shall have been provided to the Agent and the Lenders, including, without limitation, a secretary’s certificate and borrowing resolutions; and

(g)	This Agreement, and all documents, instruments, and agreements required to be delivered by the terms of this Agreement, shall be executed and delivered to the Agent and the Lenders by the parties thereto, shall be in full force and effect and shall be in a form and of a substance satisfactory to the Agent and the Lenders.

No Waiver Of Defaults

5.	Nothing contained herein is intended to be, nor shall be construed as, (a) a waiver of any default or Event of Default, whether now existing or hereafter arising, (b) an agreement to forbear by the Bank, or (c) a waiver, release, or modification of any of the Lenders’ or Agent’s rights and remedies in connection with any of the Loan Documents, all of which are hereby expressly reserved.

Interest Rate; Repayment of the Obligations

6.	From and after the satisfaction of the conditions precedent set forth in Section 4 above, interest shall accrue upon, and the Obligors shall repay, the Obligations as follows:

(a)	From and after the date hereof until the occurrence of a Termination Event (as defined below), interest shall accrue upon the principal balance of the Obligations at the rate set forth in Section 2.2(a) of the Loan Agreement;

(b)	From and after the occurrence of a Termination Event, and provided that the Obligations have not been settled in accordance with the terms of this Agreement, interest shall accrue on the principal balance of the Obligations at the Default Rate;

(c)	Commencing with the Payment Date on June 1, 2011, and continuing on or before each Payment Date thereafter until the occurrence of a Termination Event, the Obligors shall make regularly scheduled payments of interest accrued on the principal balance of the Obligations at the rate set forth in Section 2.2(a) of the Loan Agreement;

(d)	From and after the date hereof, regularly scheduled payments of principal due under the Loan Documents shall be deferred until the earlier of (i) the occurrence of a Termination Event; or (ii) the Settlement Date; and

(e)	Notwithstanding anything contained in the other Loan Documents to the contrary, if (i) a Termination Event occurs prior to the settlement of the Obligations as set forth in Section 7 below; or (ii) the settlement of the Obligations as set forth in Section 7 below does not occur on or before August 15, 2011 (the “Settlement Date”), all Obligations shall be immediately due and payable in full, without demand, notice, or protest, all of which are hereby expressly WAIVED.

Settlement of Obligations; Waiver of Fees

7.	Provided that a Termination Event has not occurred hereunder, upon the Obligors (i) satisfying the conditions precedent set forth in Section 4 above; (ii) paying $1,050,873.44 plus all accrued and unpaid Lenders’ Expenses to the Lenders in good and collected funds (collectively, the “Settlement Payment”) on or before the earlier of (x) Settlement Date, or (y) the Borrower closing a transaction for additional financing of not less than $2,000,000; and (iii) executing and delivering a waiver and release in favor of the Lender Released Parties in the form attached hereto as Exhibit “B” (the “Settlement Release”), then:

(a)	The Agent and the Lenders shall deem the Obligations to be satisfied in full, provided, however, that nothing contained herein is intended to be, nor shall be construed as, a waiver by the Agent or the Lenders of any of the Obligors’ obligations under the Loan Documents that, by their express terms, survive the repayment in full of the Obligations.

(b)	The Agent and the Lenders agree to waive all Prepayment Fees and the Final Payment owed by the Obligors pursuant to the Loan Documents.

(c)	The Agent and the Lenders shall authorize the Borrower to file UCC-3 releases of the Agent’s and the Lenders’ financing statements in the forms attached hereto as Exhibit “C” (the “UCC-3 Termination Statements”).

(d)	The Agent and the Lenders shall deliver to the Borrower all original Loan Documents in their possession marked “Cancelled”.

Reserve Account

8.	As set forth in Section 4(c), above, the Borrower shall have established the Reserve Account with the Agent, which Reserve Account shall be cash collateral for the Obligations. Notwithstanding the Reserve Account, the Borrower shall continue to make payments as and when due from sources other than the Reserve Account, provided, however, that unless a Termination Event has occurred hereunder, the Settlement Payment shall be debited by the Agent from the Reserve Account upon the earlier of: (a) the Agent’s receipt of written instructions from the Borrower directing the Agent to debit the Settlement Payment from the Reserve Account; or (b) the Settlement Date. From and after the occurrence of a Termination Event, the Agent may, at its option, apply all or any portion of the Reserve Account in reduction of the Obligations in a manner determined by the Agent and the Lenders in their sole and exclusive discretion. Except for the debit of the Settlement Payment as set forth above, the Agent shall not be obligated or required to charge the Reserve Account for any payments or amounts due under this Agreement or the other Loan Documents, and the failure of the Agent to so charge the Reserve Account or to give notice of same, regardless of whether funds are available in the Reserve Account, shall not affect the obligation of the Borrower to pay any amount due under this Agreement or any of the other Loan Documents.

Exchange of Warrants for Shares; Limitations on Dispositions

9.

(a) As additional consideration to the Lenders for their agreements herein, the Borrower hereby agrees to issue: (a) 75,000 shares (the “SVBFG Shares”) of its common stock, $0.01 par value per share (“Common Stock”) to SVBFG in exchange for that certain Warrant to Purchase Stock dated December 29, 2009 issued by the Borrower to SVB and subsequently assigned by SVB to SVBFG (the “SVBFG Warrant”), and (b) 175,000 shares (the “Gold Hill Shares” and, together with the SVBFG Shares, the “Exchange Shares”) of Common Stock to Gold Hill in exchange for that certain Warrant to Purchase Stock dated December 29, 2009 issued by the Borrower to Gold Hill (the “Gold Hill Warrant” and, together with the SVBFG Warrant, the “Warrants”). On or before the execution and delivery by the parties of this Agreement, the Borrower shall execute and deliver to SVBFG a certificate (in the name of SVBFG) representing the SVBFG Shares and to Gold Hill a certificate (in the name of Gold Hill) representing the Gold Hill Shares, against receipt from SVBFG or Gold Hill, respectively, of its respective Warrant. The Exchange Shares when issued shall be duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock, free and clear of all liens, claims, encumbrances and restrictions other than under applicable federal and state securities laws. In the event that the Borrower or its transfer agent requests or requires any legal opinions in connection with any sale or transfer of any Exchange Shares by SVBFG or Gold Hill, the Borrower agrees at its sole expense to cause its counsel to deliver all such opinions in a timely fashion. The Exchange Shares shall be duly listed or qualified for trading on the principal stock exchange or over-the-counter market on which shares of Common Stock are currently traded.

(b) Each of SVBFG and Gold Hill understands that the Exchange Shares shall have been issued pursuant to an exemption from registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, and the Exchange Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

(c) If, at any time after the date hereof the Borrower proposes to file a registration statement with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Borrower, other than a registration statement (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Borrower’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Borrower or (iv) for a dividend reinvestment plan or (v) in connection with the acquisition of a business or assets of another company, then the Borrower shall give written notice of such proposed filing to SVBFG and Gold Hill as soon as practicable but not less than ten (10) days before the anticipated filing date of such registration statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, in such offering, and (B) offer to SVBFG and Gold Hill the opportunity to register the sale of such number of Exchange Shares as SVBFG and/or Gold Hill, respectively, may request in writing within five (5) days after receipt of such written notice (such registration a “Piggyback Registration”). The Borrower shall, in good faith, cause such Exchange Shares to be included in such Piggyback Registration and shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Exchange Shares requested by SVBFG and Gold Hill pursuant to this subsection to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such registration and to permit the sale or other disposition of such Exchange Shares in accordance with the intended method(s) of distribution thereof. Each of SVBFG and Gold Hill proposing to distribute their Exchange Shares through an underwritten offering under this subsection shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such offering by the Borrower. Notwithstanding the foregoing, if the managing underwriter in such underwritten registration that is to be a Piggyback Registration, in good faith, advises the Company and the Lenders in writing that the dollar amount or number of shares of Common Stock that the Company desires to sell, taken together with (i) the Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than SVBFG and Gold Hill, (ii) the Exchange Shares as to which registration has been requested pursuant hereto, and (iii) the shares of Common Stock, if any, as to which registration has been requested pursuant to separate written contractual piggy-back registration rights of other shareholders of the Company, exceeds the maximum number of shares the underwriter believes should be included in such registration, then Borrower shall include in any such registration (A) first, the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding such maximum number of shares; (B) second, to the extent such maximum number of shares has not been reached under the foregoing clause (A), the Exchange Shares and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Borrower, on a pro rata basis, which can be sold without exceeding the maximum number of shares.

(d) Notwithstanding anything contained herein to the contrary, SVBFG and Gold Hill shall not have any registration rights with respect to the Exchange Shares to the extent such shares can be sold subject to Rule 144 under the Securities Act.

(e) Each of SVBFG and Gold Hill hereby covenants and agrees, severally and not jointly, that it will not sell more than 20,000 Exchange Shares per week (as such number may be adjusted for stock splits, stock dividends and the like), regardless of the manner of disposition.

Termination Events

10.	The occurrence of any one or more of the following events shall constitute a termination event (each a “Termination Event”) under this Agreement without prior notice to the Obligors and without regard to any grace periods contained in any of the Loan Documents:

(a)	The failure of the Obligors to pay any amount required to be paid to the Lenders and/or the Agent under this Agreement as and when due, including without limitation, the payment of the Settlement Payment on or before the Settlement Date, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE;

(b)	The failure of the Obligors to promptly, punctually, or faithfully perform or comply with any other term or condition of this Agreement as and when due (provided that the Obligors shall have a one (1) business day grace period to perform or comply with such other term or condition), it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE;

(c)	The determination by the Lenders and the Agent that any of the representations and warranties set forth herein and/or any financial disclosures provided to the Lenders and the Agent by the Obligors upon which the Lenders and the Agent relied when determining whether to enter into this Agreement (including, without limitation, information regarding the Obligors’ cash on hand, assets, and ability to repay their debts) were not materially true, accurate, or complete at the time given;

(d)	The filing of any Petition for Relief under the United States Bankruptcy Code, the making of an assignment for the benefit of creditors, or the commencement of any similar insolvency law or proceeding, by or against any of the Obligors;

(e)	The Obligors or any person claiming by or through the Obligors commences, joins in, assists, cooperates in, or participates as an adverse party or as an adverse witness (subject to compulsory legal process which requires testimony) in any suit or other proceeding against the Lender Released Parties relating to the Loan Documents, or this Agreement, including, without limitation, (i) any action seeking to declare this Agreement invalid and/or unenforceable, (ii) any action seeking to declare the waiver of claims by the Obligors set forth in Section 2 above and/or in the Settlement Waiver invalid and/or unenforceable, and/or (iii) any action seeking to cause the Lender Released Parties to refund, disgorge, or repay all or any portion of the Obligations and/or the Settlement Payment; or

(f)	The determination by a court of competent jurisdiction that (i) this Agreement, or any document executed in connection herewith, is invalid and/or unenforceable, (ii) the waiver of claims by the Obligors set forth in Section 2 above, or the Settlement Release, is invalid and/or unenforceable, and/or (iii) the Lenders must refund, disgorge, or repay all or any portion of the payments made by, or on behalf of, the Obligors with respect to the Obligations and/or the Settlement Payment.

Rights Upon Termination

11.	Upon the occurrence of any Termination Event, (a) the Lenders’ agreement to accept the Settlement Payment and to release of the Obligors from their liability for the Obligations as set forth herein shall automatically terminate, be void, and of no further force or effect, (b) all Obligations shall be immediately due and payable in full, without demand, notice, or protest, all of which are hereby expressly WAIVED by the Obligors, (c) the Lenders’ and the Agent’s agreement to provide the Obligors with the original Loan Documents, the UCC-3 Terminations, and other collateral releases in exchange for the Settlement Payment and release shall automatically terminate and be void and of no further force or effect; and (d) the Lenders and the Agent shall be entitled to immediately commence enforcing all of their rights and remedies under the Loan Documents and applicable law.

To the extent that any Termination Event of the nature set forth in Sections 10(c), 10(e) or 10(f) occurs after the settlement of the Obligations as set forth in Section 7 above, then (a) the Lenders’ and the Agent’s acceptance of the Settlement Payment in satisfaction of the Obligations shall be void ab initio, (b) the UCC-3 Termination Statements and any other collateral releases shall be void, and, to the extent possible, the Lenders’ and the Agent’s financing statements, and other collateral reinstated, (c) all Obligations, less any amounts paid hereunder that the Lenders and the Agent have not been required to refund, disgorge, or repay, shall be immediately due and payable in full, and (d) the Lenders and the Agent may immediately pursue all of their rights and remedies under the Loan Documents, this Agreement, and/or applicable law. The Obligors hereby jointly and severally indemnify, defend, and hold harmless the Lenders and the Agent from any loss, liability, expense, or cost, including attorneys’ fees and expenses incurred by the Lenders and the Agent as a result of, arising out of, related to, or in connection with, the occurrence of any Termination Event.

Representations, Warranties, and Covenants

12.	Each of the Obligors hereby represents, warrants and covenants to the Lenders and the Agent as follows:

(a)	The execution and delivery of this Agreement by the Obligors, and the performance by the Obligors of their respective obligations and agreements under this Agreement, the Pledge Agreement, and the other Loan Documents are within the authority of the Obligors, have been duly authorized by all necessary proceedings on behalf of the Obligors and do not and will not contravene any provision of law, statute, rule or regulation to which the Obligors are subject or the Obligors’ respective organizational papers, by-laws or any amendment thereof or of any agreement or other instrument binding upon the Obligors.

(b)	This Agreement, the Pledge Agreement, and the Loan Documents constitute legal, valid and binding obligations of the Obligors, enforceable in accordance with their respective terms.

(c)	No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Obligors of this Agreement, the Pledge Agreement, or any of the Loan Documents.

(d)	The representations and warranties contained in the Loan Documents were true and correct in all material respects at and as of the date made and are true and correct as of the date hereof, except to the extent of changes resulting from transactions specifically contemplated or specifically permitted by this Agreement and the other Loan Documents, changes which have been disclosed in writing to the Lenders and the Agent on or prior to the date hereof and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date.

(e)	The Collateral does not include more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter.

(f)	Each of the Obligors has read and understands each of the terms and conditions of this Agreement and that it is entering into this Agreement freely and voluntarily, without duress, after having had an opportunity for consultation with independent counsel of its own selection, and not in reliance upon any representations, warranties, or agreements made by the Lenders and/or the Agent and not set forth in this Agreement.

Lenders’ Expenses

11.	The Obligors shall reimburse the Agent and the Lenders on demand for any and all unpaid Lenders’ Expenses (including reasonable attorneys’ fees and expenses) heretofore or hereafter incurred by the Lenders and the Agent in connection with the protection, preservation, and enforcement by the Lenders and the Agent of their respective rights and remedies under the Loan Documents and/or this Agreement, including, without limitation, the negotiation and preparation of this Agreement, the Pledge Agreement, or any of the other documents, instruments or agreements executed in connection therewith.

Non-Interference

12.	From and after the occurrence of any Termination Event, the Obligors agree not to interfere with the exercise by the Lenders and/or the Agent of any of their respective rights and remedies. Each of the Obligors further agrees that it shall not seek to distrain or otherwise hinder, delay, or impair the Lenders’ and/or the Agent’s efforts to realize upon any collateral granted to the Lenders or the Agent, or otherwise to enforce their respective rights and remedies pursuant to the Loan Documents. The provisions of this Section shall be specifically enforceable by the Lenders and the Agent.

Waiver of Jury Trial

13.	Each of the Obligors hereby makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Lenders and the Agent, in entering into this Agreement or making any financial accommodations to the Obligors, whether now or in the future, are relying on such a waiver: EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY PRESENT OR FUTURE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH ANY OTHER PARTY TO THIS AGREEMENT BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST SUCH PARTY, OR IN WHICH SUCH PARTY IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP AMONG THE PARTIES HERETO.

Entire Agreement

14.	This Agreement shall be binding upon the Obligors, and the Obligors’ respective employees, representatives, successors, and assigns, and shall inure to the benefit of the Lenders, the Agent, and the Lenders’ and the Agent’s respective successors and assigns. This Agreement and all documents, instruments, and agreements executed in connection herewith incorporate all of the discussions and negotiations between the Obligors, the Lenders and the Agent, either expressed or implied, concerning the matters included herein and in such other documents, instruments and agreements, any statute, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Agreement, or any provision of any other document, instrument, or agreement among the Obligors, the Lenders and the Agent shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver, and if such party be the Lenders or the Agent, then by a duly authorized officer thereof.

Construction of Agreement

15.	In connection with the interpretation of this Agreement and all other documents, instruments, and agreements incidental hereto:

(a)	All rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts and are intended to take effect as sealed instruments.

(b)	The captions of this Agreement are for convenience purposes only, and shall not be used in construing the intent of the parties under this Agreement.

(c)	In the event of any inconsistency between the provisions of this Agreement and any other document, instrument, or agreement entered into by and among the Lenders, the Agent and the Obligors, the provisions of this Agreement shall govern and control.

(d)	The Lenders, the Agent and the Obligors have prepared this Agreement and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted by the Lenders, the Agent and the Obligors and shall not be construed against any of the Lenders, the Agent or the Obligors.

Illegality or Unenforceability

16.	Any determination that any provision or application of this Agreement is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

Informed Execution

17.	Each of the Obligors warrants and represents to the Lenders and the Agent that the Borrower:

(a)	Has read and understands all of the terms and conditions of this Agreement;

(b)	Intends to be bound by the terms and conditions of this Agreement; and

(c)	Is executing this Agreement freely and voluntarily, without duress, after consultation with independent counsel of its own selection.

Counterparts

18.	This Agreement may be executed in multiple identical counterparts (including by facsimile or e-mail transmission of an Adobe portable document file format (also known as a PDF file)), each of which when duly executed shall be deemed an original, and all of which shall be construed together as one agreement. This Agreement will not be binding on or constitute evidence of a contract between the parties hereto until such time as a counterpart has been executed by such party and a copy thereof is delivered to each other party to this Agreement.

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IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument as of the date first set forth above.

SILICON VALLEY BANK,
As a Lender and as Agent

By:	/s/ Shawn E. Goozman
Name:	Shawn E. Goozman
Title:	Head of Advisory Services

GOLD HILL VENTURE LENDING 03, L.P.,
As a Lender

By:	/s/ David Fischer
Name:	David Fischer
Title:	Manager

SVB FINANCIAL GROUP
As a Warrant Holder

By:	/s/ Michael Kruse
Name:	Michael Kruse
Title:	Treasurer

VRINGO, INC.,
As the Borrower

By:	/s/ Jon Medved
Name:	Jon Medved
Title:	CEO

VRINGO (ISRAEL), LTD.,
As the Guarantor

By:	/s/ Jon Medved
Name:	Jon Medved
Title:	CEO

[Signature Page to Agreement]

Schedule 1

(Loan Documents)

1.	Loan and Security Agreement dated as of January 29, 2008 by and among the Borrower, the Lenders and the Agent, as modified by that certain First Loan Modification Agreement dated December 29, 2009 (as modified and in effect, the “Loan Agreement”);

2.	Unconditional Guaranty dated December 29, 2009 executed and delivered by the Guarantor to the Agent and the Lenders;

3.	Debenture and Floating Charge and Fixed Charges – Unlimited in Amount dated December 29, 2009 granted by the Guarantor to the Agent and the Lenders;

4.	Warrant to Purchase Stock issued January 29, 2008 by the Borrower in favor of SVB;

5.	Warrant to Purchase Stock issued December 29, 2009 by the Borrower in favor of Gold Hill;

6.	Warrant to Purchase Stock issued December 29, 2009 by the Borrower in favor of SVB;

7.	Perfection Certificate dated January 29, 2008 executed and delivered by the Borrower to the Agent;

8.	Perfection Certificate dated December 29, 2009 executed and delivered by the Borrower to the Agent;

9.	Perfection Certificate dated December 29, 2009 executed and delivered by the Guarantor to the Agent;

10.	Securities Account Control Agreement dated January 29, 2008 by and among the Borrower, SVB Securities, Ridge Clearinghouse & Outsourcing Solutions, Inc., and the Agent;

11.	Side Letter dated January 28, 2008 by and among the Borrower and the Lenders;

12.	Subordination Agreement dated January 22, 2010 by and among the Borrower, the Lenders, the Agent, Kingsbrook Opportunities Master Fund LP, KG/V LLC, and Iroquois Masterfund Ltd.;

13.	Logo Consent Letter dated January 29, 2008 granted by Borrower to Gold Hill;

14.	Intellectual Property Security Agreement dated December 29, 2009 granted by the Borrower in favor of the Agent and the Lenders; and

15.	All other documents, instruments, and agreements executed in connection with the foregoing.

[Schedule 1: Loan Documents]